UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☒  Definitive Proxy Statement.

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☐  Soliciting Material Pursuant to §240.14a-12.

GREENMAN TECHNOLOGIES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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GREENMAN TECHNOLOGIES, INC.

7 Kimball Lane, Building A

Lynnfield, Massachusetts 01940

NOTICE OF ANNUAL

MEETING OF STOCKHOLDERS

To Be Held July 23, 2012

To Our Stockholders:

You are hereby notified that the Annual Meeting of Stockholders of GreenMan Technologies, Inc., a Delaware corporation (together with its subsidiaries, the “Company, “we”, “us” or “our”), will be held at 3:00 p.m. on Monday, July 23, 2012 at the Marriott Minneapolis Airport, 2020 American Boulevard East, Bloomington, Minnesota, 55425 for the following purposes:

1.	To consider and act upon a proposal to elect four directors for the ensuing year;
2.	To approve an amendment to our Restated Certificate of Incorporation to change the Company’s name from GreenMan Technologies, Inc. to American Power Group Corporation;
3.	To approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our Common Stock from 100,000,000 to 150,000,000;
4.	To approve an amendment to our Restated Certificate of Incorporation to eliminate the description of the Class A Convertible Preferred Stock;
5.	To consider and act upon a proposal to ratify the selection of the firm of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as our independent auditors for the fiscal year ending September 30, 2012; and
6.	To consider and act upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on June 11, 2012 are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the Annual Meeting shall be available for examination by any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours from June 23, 2012 until the Annual Meeting at our principal executive offices. The list will also be available at the Annual Meeting.

Only shareholders and guests of the Company may attend and be admitted to the Annual Meeting. If your shares are registered in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or a letter from that broker, trust, bank or other nominee or your most recent brokerage account statement that confirms that you are the beneficial owner of those shares.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

By Order of the Board of Directors

Lyle Jensen

Chief Executive Officer

June 27, 2012

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE READ THE PROXY STATEMENT, SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE.

Requests for additional copies of the proxy materials and our Annual Report for the fiscal year ended September 30, 2011 should be addressed to Shareholder Relations, GreenMan Technologies, Inc., 7 Kimball Lane, Building A, Lynnfield, Massachusetts 10940. This material will be furnished without charge to any stockholder requesting it.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on July 23, 2012:  The Proxy Statement for the Annual Meeting and the Annual Report to Shareholders for the year ended September 30, 2011 are available at www.greenman.biz.

GREENMAN TECHNOLOGIES, INC.

7 Kimball Lane, Building A

Lynnfield, MA 01940

PROXY STATEMENT

June 27, 2012

Proxies in the form enclosed with this proxy statement are solicited by our Board of Directors at our expense for use at the Annual Meeting of Stockholders (the “Meeting”) to be held at 3:00 PM. on July 23, 2012 at the Marriott Minneapolis Airport, 2020 American Boulevard East, Bloomington, Minnesota, 55425.

Only stockholders of record as of June 11, 2012 will be entitled to vote at the Meeting and any adjournments thereof. As of that date, 42,949,918 shares of our Common Stock, par value $.01 per share, were issued and outstanding, and 821.6 shares of our 10% Convertible Preferred Stock, par value $1.00 per share, were issued and outstanding. The holders of our Common Stock are entitled to one vote per share, and the holders of our 10% Convertible Preferred Stock are entitled to 25,000 votes per share of 10% Convertible Preferred Stock. Therefore, the holders of our outstanding shares of 10% Convertible Preferred Stock have 20,540,000 votes on matters to come before the Meeting on which such holders are entitled to vote, which represents 32.4% of our outstanding voting securities. Holders of record of our Common Stock, exclusively and as a separate class, are entitled to elect the four (4) directors nominated for re-election at the Meeting. Holders of record of our 10% Convertible Preferred Stock vote together as a single class with the holders of Common Stock on all other matters requiring the approval of the holders of Common Stock. Stockholders may vote in person or by proxy.

Execution of a proxy will not in any way affect a stockholder’s right to attend the Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it at any time before it is exercised by attending the Meeting and voting in person or filing with our Secretary either a written instrument revoking the proxy or another executed proxy bearing a later date.

All properly executed proxies returned in time to be counted at the Meeting will be voted. With respect to the election of our Board of Directors, shares represented by proxies will be voted as stated below under “Election of Directors.” Any stockholder submitting a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee’s name on the space provided on the proxy. In addition to the election of Directors, the stockholders will consider and vote upon proposals (i) to approve an amendment to our Restated Certificate of Incorporation to change our name to American Power Group Corporation, (ii) to approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our Common Stock from 100,000,000 to 150,000,000, (iii) to approve an amendment to our Restated Certificate of Incorporation to eliminate the description of the Class A Convertible Preferred Stock and (iv) to ratify the selection of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as our independent auditors, all as further described in this proxy statement. Where a choice has been specified on the proxy with respect to a matter, the shares represented by the proxy will be voted in accordance with the specification. Where no choice has been specified on the proxy with respect to a matter, the shares represented by the proxy will be voted FOR such matter.

The representation in person or by proxy of a majority of the votes entitled to be cast by the holders of Common Stock is necessary to establish a quorum for the purpose of the election of the four (4) nominees to our Board of Directors. The representation in person or by proxy of a majority of the votes entitled to be cast by the stockholders entitled to vote on all other matters to be considered at the Meeting is necessary to establish a quorum for the transaction of all other business to come before the Meeting. Votes withheld from any nominee, abstentions and broker non-votes are counted as present or represented for purposes of determining the presence of a quorum. A “broker non-vote” occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

Directors are elected by a plurality of the votes cast by stockholders entitled to vote on such proposal at the Meeting. The affirmative vote of the holders of a majority of our outstanding Common Stock and 10% Convertible Preferred Stock, voting together as a single class, is required for approval of the proposed amendments to our Restated Certificate of Incorporation. The proposal to ratify the selection of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as our independent auditors requires the affirmative vote of the majority of the shares present in person or represented by proxy at the Meeting. Abstentions are included in the number of shares present or represented and voting on each matter.

The Board of Directors knows of no other matter to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken, shares represented by all proxies received by us will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

Our Annual Report, containing financial statements for the fiscal year ended September 30, 2011 is being mailed contemporaneously with this proxy statement to all stockholders entitled to vote. This proxy statement and the form of proxy are intended to be first mailed to stockholders on or about June 28, 2012.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of June 11, 2012:

•	by each of our directors and executive officers;
•	by all of our directors and executive officers as a group; and
•	by each person (including any “group” as used in Section 13(d) of the Securities Exchange Act of 1934) who is known by us to own beneficially 5% or more of the outstanding shares of Common Stock.

Unless otherwise indicated below, to the best of our knowledge, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law. As of June 11, 2012, 42,949,918 shares of our Common Stock were issued and outstanding.

Security Ownership of Management and Directors

Name (1)	Number of Shares of Common Stock Beneficially Owned (2)	Percentage of Class (2)

Maurice Needham (3)	2,025,839	4.65%
Lyle Jensen (4)	1,793,522	4.08%
Charles E. Coppa (5)	1,104,095	2.54%
Lew F. Boyd (6)	607,678	1.41%
Kevin Tierney (7)	101,500	*
Neil Braverman (8)	7,025,000	14.06%
Aviel Faliks (9)	3,266,666	7.07%
Jamie Weston (10)	3,266,666	7.07%
All officers and directors as a group (8 persons) (11)	15,924,300	34.45%

* less than 1%

Security Ownership of Certain Beneficial Owners

Name (1)	Number of Shares of Common Stock Beneficially Owned (2)	Percentage of Class (2)

Dr. Allen Kahn (12)	5,039,750	11.71%
Next View Capital LP (13)	5,506,666	11.36%
Associated Private Equity LLC (14)	7,000,000	14.01%
SMC Select Co-Investment Fund I, LP (15)	6,666,666	13.44%
SMC Reserve Fund II, LP (16)	10,666,666	19.89%
SMC Reserve Fund II Offshore, LP (17)	2,666,666	5.85%
SMC Employees Partnership (18)	3,266,666	7.07%
Ronald H. Muhlenkamp (19)	4,666,666	9.80%

_____________________________

(1)	Except as noted, each person’s address is care of GreenMan Technologies, Inc., 7 Kimball Lane, Building A, Lynnfield, Massachusetts 01940.
(2)	Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(3)	Includes 637,500 shares of Common Stock issuable pursuant to immediately exercisable stock options. Also includes 59,556 shares of Common Stock owned by Mr. Needham’s wife.
(4)	Includes 1,058,500 shares of Common Stock issuable pursuant to immediately exercisable stock options
(5)	Includes 525,500 shares of Common Stock issuable pursuant to immediately exercisable stock options.
(6)	Includes 241,500 shares of Common Stock issuable pursuant to immediately exercisable stock options.
(7)	Includes 30,000 shares of Common Stock issuable pursuant to immediately exercisable stock options.
(8)	Mr. Braverman is a member of Associated Private Equity, LLC, a Delaware limited liability company (“Associated”), an entity that beneficially owns 7,000,000 shares of Common Stock which includes 2,625,000 shares of Common Stock issuable upon conversion of shares of 10% Convertible Preferred Stock beneficially owned by Associated, 875,000 shares of Common Stock issuable upon conversion of shares of 10% Convertible Preferred Stock Associated has the right to acquire in accordance with an additional investment right granted by the Company to Associated in connection with Associated’s investment, 2,625,000 shares of Common Stock issuable upon exercise of warrants beneficially owned by Associated and 875,000 shares of Common Stock issuable upon exercise of warrants Associated has the right to acquire in accordance with the additional investment right. Pursuant to Rule 16a-1 of the Securities Exchange Act of 1934, as amended, Mr. Braverman may be deemed to be the beneficial owner of any securities that may be deemed to be beneficially owned by Associated. Mr. Braverman disclaims beneficial ownership with respect to any shares of Common Stock except to the extent of his pecuniary interest therein. Excludes an indeterminate number of shares of Common Stock which the Company may issue to Associated in lieu of cash dividends on the 10% Convertible Preferred Stock. Mr. Braverman’s address is 4454 Wayside Drive, Naples, FL 34119.
(9)	Dr. Faliks is a partner of SMC Employees Partnership, a New York limited partnership (“SMC EP”), an entity that beneficially owns 3,266,666 shares of Common Stock which includes 1,225,000 shares of Common Stock issuable upon conversion of shares of 10% Convertible Preferred Stock beneficially owned by SMC EP, 408,333 shares of Common Stock issuable upon conversion of shares of 10% Convertible Preferred Stock SMC EP has the right to acquire in accordance with an additional investment right granted by the Company to SMC EP in connection with SMC EP’s investment, 1,225,000 shares of Common Stock issuable upon exercise of warrants beneficially owned by SMC EP and 408,333 shares of Common Stock issuable upon exercise of warrants SMC EP has the right to acquire in accordance with the additional investment right. Pursuant to Rule 16a-1 of the Securities Exchange Act of 1934, as amended, Dr. Faliks may be deemed to be the beneficial owner of any securities that may be deemed to be beneficially owned by SMC EP. Dr. Faliks disclaims beneficial ownership with respect to any shares of Common Stock except to the extent of his pecuniary interest therein. Excludes an indeterminate number of shares of Common Stock which the Company may issue to SMC EP in lieu of cash dividends on the 10% Convertible Preferred Stock. Dr. Faliks’ address is care of Spring Mountain Capital, LLC, 65 East 55th Street, 33rd Floor, New York, New York 10022.
(10)	Mr. Weston is a partner of SMC EP, an entity that beneficially owns 3,266,666 shares of Common Stock which includes 1,225,000 shares of Common Stock issuable upon conversion of shares of 10% Convertible Preferred Stock beneficially owned by SMC EP, 408,333 shares of Common Stock issuable upon conversion of shares of 10% Convertible Preferred Stock SMC EP has the right to acquire in accordance with an additional investment right granted by the Company to SMC EP in connection with SMC EP’s investment, 1,225,000 shares of Common Stock issuable upon exercise of warrants beneficially owned by SMC EP and 408,333 shares of Common Stock issuable upon exercise of warrants SMC EP has the right to acquire in accordance with the additional investment right. Pursuant to Rule 16a-1 of the Securities Exchange Act of 1934, as amended, Mr. Weston may be deemed to be the beneficial owner of any securities that may be deemed to be beneficially owned by SMC EP. Mr. Weston disclaims beneficial ownership with respect to any shares of Common Stock except to the extent of his pecuniary interest therein. Excludes an indeterminate number of shares of Common Stock which the Company may issue to SMC EP in lieu of cash dividends on the 10% Convertible Preferred Stock. Mr. Weston’s address is care of Spring Mountain Capital, LLC, 65 East 55th Street, 33rd Floor, New York, New York 10022.
(11)	The shares held by SMC EP and considered to be beneficially owned by both Dr. Faliks and Mr. Weston are included once for purposes of calculating the total shares beneficially owned by all officers and directors as a group.

(12)	Dr. Kahn resigned from the Board of Directors on April 30, 2012. Dr. Kahn’s address is 175 East Delaware Place, Apartment 7808, Chicago, IL 60611
(13)	Includes 2,065,000 shares of Common Stock issuable upon conversion of shares of 10% Convertible Preferred Stock, 688,333 shares of Common Stock issuable upon conversion of shares of 10% Convertible Preferred Stock the stockholder has the right to acquire in accordance with an additional investment right granted by the Company to the stockholder in connection with the stockholder’s investment, 2,065,000 shares of Common Stock issuable upon exercise of warrants and 688,333 shares of Common Stock issuable upon exercise of warrants the stockholder has the right to acquire in accordance with the additional investment right. Excludes an indeterminate number of shares of Common Stock which the Company may issue to the stockholder in lieu of cash dividends on the 10% Convertible Preferred Stock. The stockholder’s address is 180 Crestview Drive, Deerfield, Illinois 60015.
(14)	Includes 2,625,000 shares of Common Stock issuable upon conversion of shares of 10% Convertible Preferred Stock, 875,000 shares of Common Stock issuable upon conversion of shares of 10% Convertible Preferred Stock the stockholder has the right to acquire in accordance with an additional investment right granted by the Company to the stockholder in connection with the stockholder’s investment, 2,625,000 shares of Common Stock issuable upon exercise of warrants and 875,000 shares of Common Stock issuable upon exercise of warrants the stockholder has the right to acquire in accordance with the additional investment right. Excludes an indeterminate number of shares of Common Stock which the Company may issue to the stockholder in lieu of cash dividends on the 10% Convertible Preferred Stock. The stockholder’s address is 4454 Wayside Drive, Naples, Florida 34119.
(15)	Includes 2,500,000 shares of Common Stock issuable upon conversion of shares of 10% Convertible Preferred Stock, 833,333 shares of Common Stock issuable upon conversion of shares of 10% Convertible Preferred Stock the stockholder has the right to acquire in accordance with an additional investment right granted by the Company to the stockholder in connection with the stockholder’s investment, 2,500,000 shares of Common Stock issuable upon exercise of warrants and 833,333 shares of Common Stock issuable upon exercise of warrants the stockholder has the right to acquire in accordance with the additional investment right. Excludes an indeterminate number of shares of Common Stock which the Company may issue to the stockholder in lieu of cash dividends on the 10% Convertible Preferred Stock. The stockholder’s address is care of Spring Mountain Capital, LLC, 65 East 55th Street, 33rd Floor, New York, New York 10022.
(16)	Includes 4,000,000 shares of Common Stock issuable upon conversion of shares of 10% Convertible Preferred Stock, 1,333,333 shares of Common Stock issuable upon conversion of shares of 10% Convertible Preferred Stock the stockholder has the right to acquire in accordance with an additional investment right granted by the Company to the stockholder in connection with the stockholder’s investment, 4,000,000 shares of Common Stock issuable upon exercise of warrants and 1,333,333 shares of Common Stock issuable upon exercise of warrants the stockholder has the right to acquire in accordance with the additional investment right. Excludes an indeterminate number of shares of Common Stock which the Company may issue to the stockholder in lieu of cash dividends on the 10% Convertible Preferred Stock. The stockholder’s address is care of Spring Mountain Capital, LLC, 65 East 55th Street, 33rd Floor, New York, New York 10022.
(17)	Includes 1,000,000 shares of Common Stock issuable upon conversion of shares of 10% Convertible Preferred Stock, 333,333 shares of Common Stock issuable upon conversion of shares of 10% Convertible Preferred Stock the stockholder has the right to acquire in accordance with an additional investment right granted by the Company to the stockholder in connection with the stockholder’s investment, 1,000,000 shares of Common Stock issuable upon exercise of warrants and 333,333 shares of Common Stock issuable upon exercise of warrants the stockholder has the right to acquire in accordance with the additional investment right. Excludes an indeterminate number of shares of Common Stock which the Company may issue to the stockholder in lieu of cash dividends on the 10% Convertible Preferred Stock. The stockholder’s address is care of Spring Mountain Capital, LLC, 65 East 55th Street, 33rd Floor, New York, New York 10022.
(18)	Includes 1,225,000 shares of Common Stock issuable upon conversion of shares of 10% Convertible Preferred Stock, 408,333 shares of Common Stock issuable upon conversion of shares of 10% Convertible Preferred Stock the stockholder has the right to acquire in accordance with an additional investment right granted by the Company to the stockholder in connection with the stockholder’s investment, 1,225,000 shares of Common Stock issuable upon exercise of warrants and 408,333 shares of Common Stock issuable upon exercise of warrants the stockholder has the right to acquire in accordance with the additional investment right. Excludes an indeterminate number of shares of Common Stock which the Company may issue to the stockholder in lieu of cash dividends on the 10% Convertible Preferred Stock. The stockholder’s address is care of Spring Mountain Capital, LLC, 65 East 55th Street, 33rd Floor, New York, New York 10022.

(19)	Includes 1,750,000 shares of Common Stock issuable upon conversion of shares of 10% Convertible Preferred Stock, 583,333 shares of Common Stock issuable upon conversion of shares of 10% Convertible Preferred Stock the stockholder has the right to acquire in accordance with an additional investment right granted by the Company to the stockholder in connection with the stockholder’s investment, 1,750,000 shares of Common Stock issuable upon exercise of warrants and 583,333 shares of Common Stock issuable upon exercise of warrants the stockholder has the right to acquire in accordance with the additional investment right. Excludes an indeterminate number of shares of Common Stock which the Company may issue to the stockholder in lieu of cash dividends on the 10% Convertible Preferred Stock. The stockholder’s address is 725 Three Degree Road, Butler, Pennsylvania 16002.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors has proposed that the four nominees listed below will be nominated to be elected by the holders of our Common Stock to serve as directors until the next Annual Meeting of Stockholders or until their successors are elected. Our three other current members of the Board of Directors, Messrs. Braverman and Weston and Dr. Faliks, have each been elected by the holders of the 10% Convertible Preferred Stock to serve their current term to expire in 2013 pursuant to the terms of the 10% Convertible Preferred Stock. Officers are elected by, and serve at the discretion of, the Board of Directors, subject to their employment contracts.

Shares represented by all proxies received by the Board of Directors and not so marked to withhold authority to vote for any individual nominee will be voted (unless one or more nominees are unable or unwilling to serve) FOR the election of all nominees. The Board of Directors knows of no reason why any such nominees should be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person or for fixing the number of directors at a lesser number.

The following information is set forth with respect to each nominee for election as a director.

Nominee’s Name	Position(s) Held	Year Term Will Expire

Maurice E. Needham	Chairman of the Board of Directors	2013
Lyle Jensen	Chief Executive Officer, President and Director	2013
Kevin Tierney, Sr.	Director	2013
Lew F. Boyd	Director	2013

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.

Occupations of Directors, Director Nominees and Executive Officers

Our directors and executive officers are as follows:

Name	Age	Position

Maurice E. Needham	72	Chairman of the Board of Directors
Lyle Jensen	61	Chief Executive Officer; President; Director
Charles E. Coppa	49	Chief Financial Officer; Treasurer; Secretary
Lew F. Boyd	67	Director
Kevin Tierney,Sr.	53	Director
Neil Braverman	73	Director
Dr. Aviel Faliks	37	Director
Jamie Weston	47	Director

Each director is elected for a period of one year at the annual meeting of stockholders and serves until his or her successor is duly elected by the stockholders. The holders of the Common Stock have the right to elect four members of the Board of Directors at the Meeting, and the holders of the 10% Convertible Preferred Stock have the right to elect three members of the Board of Directors. The officers are appointed by and serve at the discretion of the Board of Directors. All outside directors receive $5,000 per quarter as board compensation. Mr. Weston and Dr. Faliks have agreed to forgo their quarterly retainers.

We have established an Audit Committee consisting of Messrs. Tierney (Chair) and Boyd and Weston (effective May 29, 2012) and a Compensation Committee consisting of Messrs. Boyd (Chair), Needham, Weston (effective May 29, 2012) and Braverman (effective May 29, 2012). On May 29, 2012 we established a Strategic Committee consisting of Messrs. Jensen (Chair), Needham, Braverman and Dr. Faliks. Our Board of Directors has determined that Mr. Tierney is an “audit committee financial expert” within the meaning given that term by Item 407(d)(5) of Regulation S-K.

MAURICE E. NEEDHAM has been Chairman since June 1993. From June 1993 to July 21, 1997, Mr. Needham also served as Chief Executive Officer. He has also served as a Director of Comtel Holdings, an electronics contract manufacturer since April 1999. He previously served as Chairman of Dynaco Corporation, a manufacturer of electronic components which he founded in 1987. Prior to 1987, Mr. Needham spent 17 years at Hadco Corporation, a manufacturer of electronic components, where he served as President, Chief Operating Officer and Director. We believe that Mr. Needham’s extensive business, operational and management experience, including his over 17 years with our company give him the qualifications and skills to serve as a director and member of the Compensation Committee.

LYLE JENSEN has been a Director since May 2002. On April 12, 2006, Mr. Jensen became our Chief Executive Officer. Mr. Jensen previously was Executive Vice President/Chief Operations Officer of Auto Life Acquisition Corporation, an automotive aftermarket dealer of fluid maintenance equipment. Prior to that, he was a Business Development and Operations consultant after holding executive roles as Chief Executive Officer and minority owner of Comtel and Corlund Electronics, Inc. He served as President of Dynaco Corporation from 1988 to 1997; General Manager of Interconics from 1984 to 1988; and various financial and general management roles within Rockwell International from 1973 to 1984. The Board of Directors believes Mr. Jensen has the necessary qualifications and skills to serve as Chief Executive Officer and as a director based on his financial and operational background and the management expertise he has cultivated during his nearly eight year tenure with our company.

CHARLES E. COPPA has served as Chief Financial Officer, Treasurer and Secretary since March 1998. From October 1995 to March 1998, he served as Corporate Controller. Mr. Coppa was Chief Financial Officer and Treasurer of Food Integrated Technologies, a publicly-traded development stage company from July 1994 to October 1995. Prior to joining Food Integrated Technologies, Inc., Mr. Coppa served as Corporate Controller for Boston Pacific Medical, Inc., a manufacturer and distributor of disposable medical products, and Corporate Controller for Avatar Technologies, Inc., a computer networking company. From 1985 to 1990 Mr. Coppa was as an auditor with Grant Thornton where he obtained his CPA designation. The Board of Directors believes Mr. Coppa has the necessary qualifications and skills to serve as Chief Financial Officer based on his financial and management expertise he has cultivated during his nearly fifteen year tenure with the company.

LEW F. BOYD has been a Director since August 1994. Mr. Boyd is the founder and since 1985 has been the Chief Executive Officer of Coastal International, Inc., an international business development and executive search firm, specializing in the energy and environmental sectors. Previously, Mr. Boyd had been Vice President/General Manager of the Renewable Energy Division of Butler Manufacturing Corporation and had served in academic administration at Harvard and Massachusetts Institute of Technology. We believe that Mr. Boyd’s extensive business and executive recruitment experience, including his over 16 years with our company, give him the qualifications and skills to serve as a director and Chairman of the Compensation Committee.

KEVIN TIERNEY has been a Director since July 2009. Since 2006, Mr. Tierney has served as the President and Chief Executive Officer of Saugusbank, a $200 million, state-chartered community bank located in Saugus, Massachusetts. Prior to joining Saugusbank, he served as executive vice president and general manager of BISYS Group’s Corporate Financial Solutions Division which provided corporate banking services to Fortune 500 treasury departments as well as to the life insurance and health insurance industries. From 1999 to 2004, Mr. Tierney was executive vice president and chief operating officer of Abington Bancorp, a $1.2 billion publicly traded bank holding company. Mr. Tierney previously served as executive vice president and general manager of a division of Electronic Data Systems Inc. where he oversaw a business unit that provided emerging payment technologies to the retail and financial services industries. We believe that Mr. Tierney’s extensive business and financial services experience give him the qualifications and skills to serve as a director and Chairman of the Audit Committee.

NEIL BRAVERMAN has been a Director since April 30, 2012. Mr. Braverman is the founder of Associated Private Equity. He previously founded and was co-Chairman of Safeskin Corporation, the leading manufacturer of latex/synthetic gloves to the healthcare and electronic markets, which was sold to Kimberly Clark Corporation in 1999. Prior to Safeskin Corporation, Mr. Braverman founded Paramount Oil Corporation, a manufacturer of motor and industrial oils. During his career, Mr. Braverman founded and managed numerous real estate investments and manufacturing firms. He began his entrepreneur career founding and building the largest wig company in the U.S., which sold to U.S. Industries. We believe Mr. Braverman’s extensive business and management experience give him the qualifications and skills to serve as a director.

AVIEL FALIKS, Ph.D. has been a Director since April 30, 2012. Since April 2011, Dr. Faliks has served as Managing Director of Spring Mountain Capital, LP. From January 2009 to March 2011, he previously was a private investor, acquiring distressed consumer companies that were restructured, rebuilt, and sold to strategic investors. From May 2004 to December 2008 and prior to his private equity investment activities, Dr. Faliks was the co-founder and Managing Director of Apex Capital Management, a hedge fund based in New York and Hong Kong specializing in Greater China investments. He was previously CEO of AccuImage Diagnostic Corp. Dr. Faliks began his investment career at Bear Stearns’ Strategic Structures and Transactions Group. He received a Ph.D. in Chemical Physics from Princeton University and graduated with a B.A. with honors in Applied Mathematics from Harvard College. We believe Dr. Faliks’ extensive business and financial experience give him the qualifications and skills to serve as a director.

JAMIE WESTON has been a Director since April 30, 2012. Since April 2012, Mr. Weston has served as a Managing Director of Spring Mountain Capital. From July 1995 to October 2010, he was a Partner at The Wicks Group of Companies, a private equity firm with close to $1 billion under management, focused on selected segments of the information, education, and media industries. During his 15 years at Wicks, Mr. Weston was an integral part of its investment and management activities and served on the board of directors of many of its portfolio companies. While at Wicks, he directly structured and negotiated more than 20 acquisitions and divestitures and worked on more than 40 additional closed transactions. Prior to Wicks, Mr. Weston worked at IBJ Whitehall Bank & Trust Company and National Westminster Bancorp, where he completed leveraged financings. He received an M.B.A. from Fordham University and a B.A. in Economics from Drew University. We believe that Mr. Weston’s extensive business and financial experience give him the qualifications and skills to serve as a director.

Certain Relationships and Related Transactions

Item 404(a) of Regulation S-K requires that we disclose any transaction or proposed transaction in which we are a participant and in which any related person has or will have a direct or indirect material interest involving more than the lesser of (i) $120,000 or (ii) one percent of the average of our total assets at the end of each of the last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of our Common Stock, or an immediate family member of any of those persons.

Stock Issuances; Options Granted

In March 2010, Dr. Kahn exercised options to purchase 36,000 shares of Common Stock at prices ranging from $.33 to $.40 per share.

On September 2, 2010, the Board of Directors approved the issuance of 25,000 shares of unregistered Common Stock as restricted stock awards to Mr. Galvin as future incentive and recorded a $12,500 expense (the assigned fair value based on the closing bid price) associated with the issuance of such shares during the fiscal year ended September 30, 2010.

On September 17, 2010, Dr. Kahn and Mr. Coppa loaned us $323,500 in aggregate, pursuant to the terms of a private offering of 12% unsecured, six-month notes payable. In addition, the Board of Directors approved the issuance of 161,750 shares of unregistered Common Stock in aggregate to Dr. Kahn and Mr. Coppa in conjunction with a debt offering and recorded a deferred financing expense of $72,788 (the assigned fair value based on the closing bid price). In February 2011, Mr. Boyd loaned us $20,000 under the same terms and was issued 10,000 shares of unregistered Common Stock valued at $5,100 (the assigned fair value based on the closing bid price). On March 11, 2011, Dr. Kahn and Mr. Coppa agreed to extend the maturity of their note for an additional six months after the original maturity date of their notes in return for the issuance of 161,750 shares of unregistered Common Stock valued at $82,493 (the assigned fair value based on the closing bid price).

During January 2011 Messrs. Needham, Coppa, Boyd and Dr. Kahn exercised options to purchase an aggregate of 108,667 shares of Common Stock at prices ranging from $.28 to $.45 per share.

On February 8, 2011, Messrs. Tierney and Galvin (resigned April 30, 2012 as a Director) agreed to accept 41,668 shares of unregistered Common Stock (valued at $16,667) in lieu of cash for certain director’s fees due the individuals.

On June 27, 2011, we granted options to Messrs. Needham, Jensen, Boyd and Coppa to purchase an aggregate of 165,000 shares of our Common Stock at an exercise price of $0.80 per share, which represented the closing price of our stock on the date of each respective grant.

On October 27, 2011, Messrs. Tierney and Galvin agreed to accept 60,000 shares of unregistered Common Stock (valued at $30,000) in lieu of cash for certain director’s fees due the individuals.

On January 18, 2012, we granted options to Messrs. Needham, Jensen, Boyd and Coppa to purchase an aggregate of 200,000 shares of our Common Stock at an exercise price of $0.48 per share, which represented the closing price of our stock on the date of each respective grant.

On January 31, 2012, Mr. Coppa agreed to accept 20,000 shares of unregistered Common Stock (valued at $9,000) in lieu of cash for certain wages due him.

On June 1, 2012, Dr. Kahn exercised options to purchase an aggregate of 69,000 shares of unregistered Common Stock at exercise prices ranging from $0.23 to $0.51 per share.

Related Party Transactions

On November 18, 2008 we entered into a month-to-month consulting agreement at a rate of $7,500 per month with a company owned by Mr. Boyd who also serves as the Chairman of our Compensation committee. The consulting firm is currently providing assistance in the areas of due diligence support, green market opportunity identification and evaluation, Board of Director candidate identification and evaluation and other services as our Board may determine. During the fiscal years ended September 30, 2011 and 2010 we paid $97,508 and $100,879, respectively relating to this agreement.

On June 17, 2009 we entered into an exclusive patent license agreement between our company and M & R Development Inc., formerly known as American Power Group, Inc. and currently co-owned by one of our American Power Group employees. Pursuant to the license, we acquired the exclusive worldwide right to commercialize M&R’s patented dual fuel alternative energy technology. During the fiscal years ended September 30, 2011 and 2010 we incurred license fees to M&R of $173,637 and $3,650, respectively.

In connection with the July 2009 acquisition of substantially all the American Power Group operating assets, we acquired a promissory note from the previous owners of M&R, payable to the Company, in the principal amount of $800,000. Per our agreement, 25% of any royalties due from time to time to M&R under a technology license agreement will be applied against outstanding interest and principal due under the terms of the note rather than be paid to M&R. During the fiscal year ended September 30, 2011 we applied $43,409 of license fees due against accrued interest due under the note. As of September 30, 2011, accrued interest due under the note was $51,514. The note is due in a single, lump sum payment on July 27, 2013.

On April 27, 2012, we entered into amendment to the patent license agreement. The amendment amends the royalty provisions in the license to modify the calculation of the royalty payments and to amend the timing of the royalty payments. Under the provisions of this amendment, effective April 1, 2012 the monthly royalty amount due to M&R will be the lesser of 10% of net sales or 30% of pre-royalty EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization). No royalties will be due if cumulative EBITDA is less than zero. M&R also agreed to waive any prior defaults under the license. In addition, we amended the amended and restated promissory note dated December 1, 2009 to extend the maturity of the note until February 15, 2015 and to defer all interest and principal payments due under the note during calendar 2012. Thereafter, the aggregate principal amount due under the note will be paid in eight equal quarterly payments plus interest.

During fiscal 2010, our dual fuel subsidiary rented office and warehousing space on a tenant at will basis from M&R and recorded rent expense of $74,949. On October 1, 2010 the subsidiary signed a one-year lease with M&R for additional office space and warehouse space at an annual rental of $106,968. On October 1, 2011, a new two-year lease with M&R at an annual rental of $120,000. The lease maybe renewed for an additional two-year term at a mutually agreed upon rate.

On October 12, 2011 Mr. Jensen loaned us $150,000 pursuant to the terms of a 10% promissory note due November 27, 2011 (and subsequently extended to April 30, 2014).

On April 27, 2012, we entered into amendments to promissory notes in the aggregate principal amount of $473,500 held by Charles Coppa, our Chief Financial Officer; Lyle Jensen, a member of our Board of Directors and our President and Chief Executive Officer; and Dr. Allen Kahn, a member of our Board of Directors. These amendments reduced the interest rates of the promissory notes to 8% per annum and extended the maturity dates of the notes to April 30, 2014.

In September and October 2010, in connection with a private placement of our 12% unsecured, six-month promissory notes to third parties, Dr. Kahn and Mr. Coppa loaned us $273,500 and $50,000, respectively. In addition, we issued 0.5 shares of unregistered Common Stock for each dollar invested in the offering, including 136,750 and 25,000 shares of Common Stock to the director and officer, respectively. In March 2011, the note holders agreed to extend the maturity date of the notes to the earlier of the completion of a financing of at least $3 million or six months after the original maturity date of the notes. In consideration of these extensions, we issued 0.5 additional shares of unregistered Common Stock for each dollar invested in the offering, including 136,750 and 25,000 shares of Common Stock to the director and officer, respectively.

In February and March 2011, in connection with a private placement of additional promissory notes, Mr. Boyd loaned us $20,000. We issued 0.5 shares of unregistered Common Stock for each dollar invested in the offering, or 10,000 shares of Common Stock to Mr. Boyd. We repaid this note in full in May 2012.

Pursuant to our Audit Committee charter, our policy is that all transactions, including loans, between us and our officers, directors, principal stockholders, and their affiliates are approved by a majority of the independent and disinterested outside directors on the Board of Directors. Management believes these transactions were consummated on terms no less favorable to us than could be obtained from unaffiliated third parties.

Code of Ethics

We have adopted a code of ethics which applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted our code of ethics on our corporate website, www.greenman.biz.

Board Leadership Structure

Currently, the positions of Chairman of the Board of Directors and Chief Executive Officer are held by separate persons, with the position of Chairman filled by Mr. Needham, an independent, non-executive director.  The Board believes that the separation of the roles of Chairman of the Board of Directors and Chief Executive Officer is appropriate as it allows the Chief Executive Officer to focus primarily on management and strategy responsibilities, while allowing the independent Chairman to focus on leadership of the Board of Directors, providing feedback and advice to the Chief Executive Officer and providing a channel of communication between the Board members and the Chief Executive Officer and other members of senior management.  The Chairman of the Board presides over all Board meetings and works with senior management to develop agendas for Board meetings. The Chairman advises the Chief Executive Officer and other members of senior management on business strategy and leadership development.  He also works with the Board to drive decisions about particular strategies and policies and, in concert with the independent Board committees, facilitates a performance evaluation process of the Board and its committees. Our Board recognizes that future circumstances may lead it to change the leadership structure depending on our needs at the time, and as such, believes that it is important to retain flexibility.

Role of Board of Directors in Risk Oversight

One of the responsibilities of our Board is to review and evaluate the process used to assess major risks facing the Company and to periodically review assessments prepared by our senior management of such risks, as well as options for their mitigation. Our Board leadership structure, together with the frequent interaction between our directors and members of senior management, assist in this effort. Communications between our Board and senior management regarding long-term strategic planning and short-term operational practices include matters of material risk inherent in our business.

The Board also plays an active role, as a whole and at the committee level, in overseeing management of the Company’s risks. The entire Board of Directors is formally apprised at least annually of the Company’s enterprise risk management efforts. The Board reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Audit Committee is responsible for overseeing the management of financial and accounting risks. The Compensation Committee is responsible for overseeing the management of risks relating to executive compensation plans and arrangements. While each committee is responsible for the evaluation and management of such risks, the entire Board is regularly informed through committee reports

Independence of the Board of Directors

The Board of Directors has adopted director independence guidelines that are consistent with the definitions of “independence” as set forth in Section 301 of the Sarbanes-Oxley Act of 2002 and Rule 10A-3 under the Securities Exchange Act of 1934. In accordance with these guidelines, the Board of Directors has reviewed and considered facts and circumstances relevant to the independence of each of our directors. In particular, the Board has carefully considered the fact that Mr. Needham serves on the board of directors of Saugusbank (of which Mr. Tierney is president and chief executive officer) and has determined that, each of Messrs. Needham, Boyd and Tierney qualifies as “independent.”

The Board of Directors has determined that each of Messrs. Needham, Boyd and Tierney are independent as defined under the NYSE Alternext US Rules, including, in the case of members of the Audit Committee, the independence requirements contemplated by Rule 10A-3, under the Exchange Act.

Board Meetings

Our Board of Directors met 11 times, in person or by telephone, during the fiscal year ended September 30, 2011. None of the directors attended fewer than 75% of the meetings held during the period. There were no actions taken by unanimous consent in lieu of a meeting during the fiscal year ended September 30, 2011.

Committees of the Board of Directors

Our Board of Directors has established an Audit Committee and a Compensation Committee.

Audit Committee: The Audit Committee of the Board of Directors acts to: (i) acquire a complete understanding of our audit functions; (ii) review with management and our independent accountants our finances, financial condition and interim financial statements; (iii) review with the independent accountants our year-end financial statements; and (iv) review implementation with the independent accountants and management any action recommended by our independent accountants. The Audit Committee met four times during the fiscal year ended September 30, 2011. None of the members of the Audit Committee attended fewer than 75% of the meetings held during the period.

A copy of the Audit Committee charter is available at www.greenman.biz. The Board of Directors has determined that two members of the Audit Committee, Messrs. Tierney and Boyd, are “independent” within the meaning given to the term by Section 803 of the NYSE Amex Company Guide.

Report of the Audit Committee

The Audit Committee has reviewed and discussed our audited consolidated balance sheets and statements of operations and comprehensive income, cash flows and stockholders’ equity for the fiscal year ended September 30, 2011 and 2010 with management. The Audit Committee has discussed with our independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61.

The Audit Committee has also received and reviewed written disclosures and the letter from Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as required by Independent Standards Board No. 1 and has discussed with Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. their independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2011 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Kevin Tierney, Chairman

Lew Boyd

Jamie Weston

Compensation Committee: The Compensation Committee of the Board of Directors sets the compensation of the Chief Executive Officer and reviews and approves the compensation arrangements proposed by the Chief Executive Officer for all other officers. In addition the Compensation Committee administers and interprets the Company’s equity-based plans, including determining the individuals to whom stock options are awarded, the terms upon which the option grants are made, and the number of shares subject to each option granted. The Compensation Committee met three times during the fiscal year ended September 30, 2011. None of the members of the Compensation Committee attended fewer than 75% of the meetings held during the period. A copy of the Compensation Committee charter is available at www.greenman.biz. The Board of Directors has determined that two members of the Compensation Committee, Messrs. Boyd and Needham, are “independent” within the meaning given to the term by Section 803 of the NYSE Amex Company Guide.

Our Board of Directors has not established a nominating committee. Our Board believes that each of our current members should, and does, participate in the consideration of director nominees. The policy of our Board is to consider director candidates recommended by our stockholders. Stockholders wishing to nominate director candidates must comply with certain procedures and notice requirements set forth in our By-Laws. Nominations must be submitted in writing to our principal executive office on a timely basis and must contain certain information set forth in our By-Laws. See “Advance Notice Procedures” below. Our Board has not established a formal charter regarding the nomination and consideration of director candidates. We expect to establish a Nominating and Governance Committee, and a charter governing its operations, in fiscal 2012. When adopted, the charter will be posted on our corporate website.

Stockholders may communicate directly with members of our Board of Directors by sending a letter or other written communication to The Chairman of the Board (or, if applicable to an individual director by name), in care of the Corporate Secretary, GreenMan Technologies, Inc., 7 Kimball Lane, Building A, Lynnfield, MA 01940. Our current policy is to forward all communications to the Chairman of the Board or the individually named director, if applicable, but we reserve the right to modify that policy in the future.

Executive and Director Compensation

Summary Compensation Table

The following table summarizes the compensation paid or accrued for services rendered during the fiscal years ended September 30, 2011 and 2010, to our Chief Executive Officer and our Chief Financial Officer. We did not grant any stock appreciation rights or make any long-term plan payouts during the fiscal years ended September 30, 2011 and 2010, respectively.

	Annual Compensation			Option	All Other
Name and Principal Position	Fiscal Year	Salary	Bonus	Awards (1)(2)	Compensation(3)	Total

Lyle Jensen	2011	$250,000	$--	$4,800	$20,353	$275,153
Chief Executive Officer	2010	250,000	--	--	22,902	272,902

Charles E. Coppa	2011	$161,500	$--	$22,000	$17,165	$200,665
Chief Financial Officer	2010	161,500	--	25,000	16,413	202,913

(1)	Amounts shown do not reflect compensation actually received by the named executive officer. The amounts in the Option Awards column reflect the dollar amount recognized as compensation cost for financial statement reporting purposes for the fiscal years ended September 30, 2011 and September 30, 2010, in accordance with ASC 718 for all stock options granted in such fiscal years. The calculation in the table above excludes all assumptions with respect to forfeitures. There can be no assurance that the amounts set forth in the Option Awards column will ever be realized. A forfeiture rate of zero was used in the expense calculation in the financial statements.

(2)	During fiscal 2011, Mr. Jensen and Mr. Coppa were granted options to purchase 15,000 and 75,000 shares of Common Stock respectively, which vest immediately on the date of grant and have a ten-year term. During fiscal 2010, Mr. Coppa was granted options to purchase 100,000 shares of Common Stock which vest at an annual rate of 20% over a five-year period from the date of grant and have a five-year term.
(3)	Represents payments made to or on behalf of Messrs. Jensen and Coppa for health and life insurance and auto allowances.

Employment Agreements

Mr. Jensen has a five-year employment agreement pursuant to which he receives a base salary to $250,000 per year. The agreement automatically renews for one additional year upon each anniversary, unless notice of non-renewal is given by either party. We may terminate the agreement without cause on 30 days’ prior notice. The agreement provides for payment of twelve months’ salary and certain benefits as a severance payment for termination without cause. Any increases in Mr. Jensen’s base salary will be made in the discretion of the Board of Directors upon the recommendation of the Compensation Committee. Mr. Jensen’s employment agreement provides for cash incentive compensation in respect of any fiscal year of up to the lesser of (x) 20% of our audited annual profit after tax, as reported in the financial statements included in our Annual Report on Form 10-K for such fiscal year or (y) $150,000 and stock options based on (i) non-financial criteria which may be established by the Board of Directors and (ii) upon a calculation of our annual audited earnings before interest, taxes, depreciation and amortization (“EBITDA”) as a percentage of our revenue, as follows:

EBITDA as a
	% of Revenue	Stock Option Performance Incentive Earned

Base:	<11.0%	None
Level I:	11.1% – 11.99%	Options to purchase 20,000 shares of the Company’s Common Stock.
Level II:	12.0% – 12.99%	Options to purchase 40,000 shares of the Company’s Common Stock.
Level III:	13.0% – 13.99%	Options to purchase 60,000 shares of the Company’s Common Stock.
Level IV:	14.0% – 14.99%	Options to purchase 80,000 shares of the Company’s Common Stock.
Level V:	> 15.0%	Options to purchase 100,000 shares of the Company’s Common Stock.

Mr. Jensen did not receive any incentive compensation during fiscal 2011 or 2010.

Mr. Coppa has a two-year employment agreement pursuant to which he receives a base salary to $161,500 per year. The agreement automatically renews for two additional years upon each anniversary, unless notice of non-renewal is given by either party. We may terminate the agreement without cause on 30 days prior notice. The agreement provides for payment of twelve months’ salary and certain benefits as a severance payment for termination without cause. Any increases in Mr. Coppa’s base salary will be made in the discretion of the Board of Directors upon the recommendation of the Compensation Committee. Mr. Coppa’s employment agreement also provides for incentive compensation in respect of any fiscal year based on mutually agreed performance measures as determined our Compensation Committee. Any increases or bonuses will be made at the discretion of our Board of Directors upon the recommendation of the Compensation Committee. Mr. Coppa did not receive any incentive compensation during fiscal 2011 or 2010.

Outstanding Equity Awards

The following table sets forth information concerning outstanding stock options for each named executive officer as of September 30, 2011:

		Number of Securities Underlying Unexercised Options		Exercise Price	Option Expiration
Name	Date of Grant	Exercisable	Unexercisable	Per Share	Date
Lyle Jensen	March 12, 2002 (1)	25,000	--	$1.51	March 12, 2012
	August 23, 2002 (2)	2,500	--	$1.80	August 23, 2012
	February 20, 2003 (3)	2,000	--	$1.95	February 20, 2013
	April 24, 2004 (3)	2,000	--	$1.10	April 24, 2014
	June 15, 2005 (3)	2,000	--	$0.51	June 15, 2015
	April 12, 2006 (4)	500,000	--	$0.28	April 12, 2016
	December 18, 2006 (4)	80,000	20,000	$0.35	December 18, 2016
	December 29, 2006 (5)	25,000	--	$0.36	December 29, 2016
	February 8, 2008 (5)	100,000	--	$0.34	February 8, 2018
	September 30, 2008 (5)	100,000	--	$0.33	September 30, 2018
	November 17, 2008 (4)	40,000	60,000	$0.33	November 17, 2018
	June 8, 2009 (5)	100,000	--	$0.22	June 8, 2019
	June 27, 2011 (5)	15,000	--	$0.80	June 27, 2021

Charles E. Coppa	January 12, 2001 (2)	40,000	--	$0.40	January 12, 2011
	August 23, 2002 (2)	7,500	--	$1.80	August 23, 2012
	June 6, 2006 (4)	137,000	--	$0.36	June 6, 2016
	September 28, 2007 (4)	36,000	9,000	$0.35	September 28, 2017
	November 18, 2008 (4)	40,000	60,000	$0.35	November 18, 2018
	June 8, 2009 (4)	80,000	120,000	$0.22	June 8, 2019
	March 4, 2010 (4)	20,000	80,000	$0.36	March 4, 2020
	December 16, 2010 (5)	25,000	--	$0.45	December 16, 2020
	June 27, 2011 (5)	50,000	--	$0.80	June 27, 2021

(1)	These options are non-qualified, have a ten-year term and vest at an annual rate of 20% over a five-year period from the date of grant.
(2)	These options were granted under the 1993 Stock Option Plan, have a ten-year term and vest at an annual rate of 20% over a five-year period from the date of grant.
(3)	These options were granted under the 1996 Non Employee Stock Option Plan, have a ten-year term and vested immediately on the date of grant.
(4)	These options were granted under the 2005 Stock Option Plan, have a ten-year term and vest at an annual rate of 20% over a five-year period from the date of grant.
(5)	These options were granted under the 2005 Stock Option Plan, have a ten-year term and vested immediately on the date of grant.

Director Compensation

The following table sets forth information concerning the compensation of our Directors who are not named executive officers for the fiscal year ended September 30, 2011:

Name	Fees Earned or Paid in Cash or Common Stock (1)	Option Awards (2) (3)	All Other Compensation(4)	Total
Maury Needham	$--	$22,000	$109,347	$131,347
Lew Boyd (5)	$20,000	$22,000	$--	$42,000
Dr. Allen Kahn (6)	$20,000	$6,000	$--	$26,000
Kevin Tierney	$20,000	$--	$--	$20,000
Thomas Galvin (6)	$20,000	$--	$--	$20,000

(1)	All non-employee directors receive a quarterly board fee of $5,000 per quarter.
(2)	Amounts shown do not reflect compensation actually received by the named director. The amounts in the Option Awards column reflect the dollar amount recognized as compensation cost for financial statement reporting purposes for the fiscal year ended September 30, 2011, in accordance with ASC 718 for all stock options granted in such fiscal years. The calculation in the table above excludes all assumptions with respect to forfeitures. There can be no assurance that the amounts set forth in the Option Awards column will ever be realized. A forfeiture rate was used in the expense calculation in the financial statements.
(3)	During fiscal 2011, Messrs. Needham and Boyd were each granted options to purchase 75,000 shares of Common Stock at exercise prices ranging from $.45 to $.80 per share and Dr. Kahn was granted options to purchase 25,000 shares at an exercise price of $.45 per share. All options have a 10 year term and vest immediately upon date of grant.
(4)	During fiscal 2011, we paid Mr. Needham $109,347 relating to salary, health and life insurance and auto allowance.
(5)	During fiscal 2011 we paid a company owned by Mr. Boyd $97,510 for consulting services.
(6)	Dr. Kahn and Mr. Galvin resigned from the Board of Directors on April 30, 2012.

As of September 30, 2011, each Director who are not named executive officers for the fiscal year ended September 30, 2011 holds the following aggregate number of shares under outstanding stock options:

Name	Number of Shares Underlying Outstanding Stock Options
Maury Needham	807,500
Lew Boyd	300,500
Dr. Allen Kahn	184,500
Kevin Tierney, Sr.	50,000
Thomas Galvin	50,000

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our Common Stock, to file with the Securities and Exchange Commission initial reports of ownership of our Common Stock and other equity securities on Form 3 and reports of changes in such ownership on Form 4 and Form 5. Officers, directors and 10% stockholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file.

To the best of management’s knowledge, based solely on review of the copies of such reports furnished to us during and with respect to, our most recent fiscal year, and written representation that no other reports were required, all Section 16(a) filing requirements applicable to our officers and directors have been complied with.

PROPOSAL NO. 2

PROPOSAL TO AMEND THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO CHANGE ITS NAME FROM GREENMAN TECHNOLOGIES, INC. TO AMERICAN POWER GROUP CORPORATION

The Board of Directors has voted to recommend to the stockholders that the Company amend its Restated Certificate of Incorporation to change the Company’s name from GreenMan Technologies, Inc. to American Power Group Corporation, at such time as the Board of Directors may elect to do so. The purpose of the proposed name change is to reflect the changes that have occurred in the Company’s business focus over the past several years. The Board of Directors believes that the “GreenMan” name is too general and is still associated with the Company’s former tire recycling operations, which we disposed of in 2007. The Board of Directors believes that the proposed name is more descriptive of the Company’s current dual fuel conversion business, which has operated under the American Power Group name since the Company acquired the business in July 2009.

The text of the proposed amendment is set forth as Exhibit I to this proxy statement. The change in corporate name will not affect the Company’s status as a Delaware corporation, the rights of any stockholder in any respect or the validity or transferability of stock certificates presently outstanding. If this proposal is approved by the stockholders, stockholders will be requested to submit their share certificates to the Company’s transfer agent for exchange. Following the adoption of this proposal and the filing of the amendment to the Restated Certificate of Incorporation with the Secretary of State of Delaware changing the Company’s name, all new share certificates issued by the Company will be printed with the name American Power Group Corporation.

Approval of this amendment will require the affirmative vote of the holders of a majority of the Common Stock and 10% Convertible Preferred Stock issued and outstanding as of the record date and voting together as a single class. Abstentions and broker non-votes will have the same effect as a vote against the proposal.

THE BOARD OF DIRECTORS BELIEVES THE ADOPTION OF THE PROPOSED AMENDMENT TO CHANGE THE COMPANY’S NAME IS ADVISABLE AND RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSED AMENDMENT.

PROPOSAL NO. 3

PROPOSAL TO AMEND THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

Purpose

The Board of Directors has voted to recommend to the stockholders that the Company further amend its Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 150,000,000 shares. The text of the proposed amendment is set forth as Exhibit II to this proxy statement.

As of June 11, 2012, there were 42,949,918 shares of our Common Stock issued and outstanding, and we had reserved for future issuance or otherwise committed to issue approximately 60,924,544 additional shares. These reserved shares and commitments include: 3,934,000 shares for issuance upon exercise of awards granted under our 1993 Stock Option Plan, 1996 Non-Employee Director Stock Option Plan and 2005 Stock Option Plan; 22,757,222 shares for issuance upon exercise of other stock options and stock purchase warrants; 20,540,000 shares for issuance upon the conversion of our 10% Convertible Preferred Stock; 6,846,661 shares which may become issuable upon conversion of additional shares of 10% Convertible Preferred Stock the current holders of our 10% Convertible Stock have the right to acquire in accordance with an additional investment right granted to them; and 6,846,661 shares which may become issuable upon the exercise of additional warrants such holders have the right to acquire in accordance with such additional investment rights.

The number of shares reserved for future issuance or which the Company has otherwise committed to issue exceeds the number of shares authorized for issuance. In addition, the holders of our 10% Convertible Preferred Stock are entitled to receive annual dividends in an amount equal to 10% of the original purchase price of such shares, which dividends may be payable in additional shares of our Common Stock in lieu of cash. The number of shares of Common Stock we may be required to issue in payment of such dividends cannot be determined at this time.

If this proposal is not approved, the Company may not have a sufficient number of authorized shares to allow us to meet all of our commitments. If, for example, the additional investment rights described above are exercised and the holders of such rights then attempt to convert the additional shares of 10% Convertible Preferred Stock and/or exercise the additional warrants that would be issued upon the exercise of the rights, the Company will not be able to issue all of the shares of Common Stock we would be required to issue. Any failure to issue such shares would subject the Company to liabilities, which could be material.

If this proposal is approved, the Board of Directors will have the authority to issue approximately 46,125,000 additional shares of Common Stock as of June 11, 2012, not including shares already reserved for issuance, as described above, without further stockholder approval. The Board of Directors believes that the increase in the number of authorized shares of Common Stock is in the best interests of our Company and our stockholders. The Board of Directors believes that the authorized Common Stock should be increased to provide sufficient shares for such corporate purposes as may be determined by the Board of Directors. These purposes may include, among others, the issuance of Common Stock to facilitate potential mergers or acquisitions, raising capital or acquiring technology rights through the sale of stock, and/or attracting or retaining valuable employees by the issuance of stock options. Except as described above or elsewhere in this proxy statement, we have no plans, understandings, commitments, agreements or undertakings concerning the issuance of any such additional shares. The Board of Directors, however, considers the authorization of additional shares of Common Stock advisable to ensure prompt availability of shares for issuance should the occasion arise.

Authorized Capital Stock

In addition to the Common Stock, there are 821.6 shares of 10% Convertible Preferred Stock outstanding, we have 273.9 additional shares of 10% Convertible Preferred Stock reserved for issuance pursuant to the additional investment rights described above, and we have authorized 998,854 shares of Preferred Stock which may be issued in one or more series.

Common Stock

Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and have the right to vote cumulatively for the election of directors. This means that in the voting at our annual meeting, each stockholder or his proxy may multiply the number of his shares by the number of directors to be elected then cast the resulting total number of votes for a single nominee, or distribute such votes on the ballot among the nominees as desired. Holders of our Common Stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of funds legally available therefore, subject to any preferential dividend rights of outstanding Preferred Stock. Upon our liquidation or dissolution, the holders of Common Stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding 10% Convertible Preferred Stock and any other Preferred Stock. Holders of our Common Stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock which we may designate and issue in the future.

Under the Delaware General Corporation Law, the Board of Directors generally may issue authorized but unissued shares of Common Stock without further stockholder approval. The Board of Directors does not currently intend to seek stockholder approval prior to any future issuance of additional shares of Common Stock, unless stockholder action is required in a specific case by applicable law, the rules of any exchange or market on which our securities may then be listed or traded, or our Restated Certificate of Incorporation or By-Laws then in effect. Frequently, opportunities arise that require prompt action, and we believe that delay necessitated for stockholder approval of a specific issuance could be detrimental to our Company and our stockholders.

The additional shares of Common Stock authorized for issuance pursuant to this proposal will have the rights and privileges which the presently outstanding shares of Common Stock possess under our Restated Certificate of Incorporation. Shares of our Common Stock, including the additional shares proposed for authorization, do not have preemptive or similar rights. The increase in authorized shares would not affect the terms or rights of holders of existing shares of Common Stock. The voting, dividend and liquidation rights of the holders of Common Stock, however, may be subordinate to the rights of the holders of the any preferred stock which may be issued from time to time. All outstanding shares of Common Stock would continue to have one vote per share on all matters to be voted on by the stockholders, including the election of directors.

The issuance of any additional shares of Common Stock by our Company may, depending on the circumstances under which those shares are issued, reduce stockholders’ equity per share and, unless additional shares are issued to all stockholders on a pro rata basis, will reduce the percentage ownership of Common Stock of existing stockholders. We expect, however, to receive consideration for any additional shares of Common Stock issued, thereby reducing or eliminating any adverse economic effect to each stockholder of such dilution.

The authorized but unissued shares of Common Stock could be used to make a change in control of our Company more difficult. For example, such shares could be sold to purchasers who might side with the Board of Directors in opposing a takeover bid that the Board determines not to be in the best interests of our Company and our stockholders. Such a sale could have the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of our Common Stock, to acquire control of our Company since the issuance of new shares could be used to dilute the stock ownership of the acquirer. Our Restated Certificate of Incorporation and By-Laws contain certain provisions, including the grant of authority to the Board of Directors to issue up to 998,854 shares of preferred stock in one or more series (with such rights and preferences as the Board may determine), without the approval of stockholders, and certain provisions relating to the calling of stockholder meetings and the conduct of such meetings, that may be considered to have an anti-takeover effect. We are not aware of any pending or threatened efforts to obtain control of our Company, and the Board of Directors has no current intention to use the additional shares of Common Stock to impede a takeover attempt or to propose any additional anti-takeover measures in future proxy solicitations.

10% Convertible Preferred Stock

The 10% Convertible Preferred Stock has a 10% annual dividend, payable quarterly in cash or in shares of Common Stock. As of the date of issuance, each share of 10% Convertible Preferred Stock is convertible, at any time and at the option of the holder, into 25,000 shares of Common Stock. The conversion ratio of the 10% Convertible Preferred Stock is subject to adjustment in the event the Company issues shares of Common Stock or other securities convertible into or exchangeable for Common Stock at a price per share which is less than the conversion price of such Preferred Stock. The conversion price of the 10% Convertible Preferred Stock is currently $0.40 per share.

The holders of the 10% Convertible Preferred Stock vote with the Common Stock on all matters presented to the holders of the Common Stock on an as converted into Common Stock basis. The holders of 10% Convertible Preferred Stock voting as a separate class are entitled to elect three members of the Board of Directors. The approval of the holders of at least 67% of the outstanding 10% Convertible Preferred Stock will be required before we may take certain actions.

The holders of the 10% Convertible Preferred Stock have priority in the event of a liquidation of the Company over the outstanding shares of Common Stock. Upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any distribution or payment is made to the holders of the Common Stock, the holders of the 10% Convertible Preferred Stock are entitled to be paid out of the assets of the Company an amount equal the stated value of the 10% Convertible Preferred Stock, which is initially $10,000 per share, plus any accrued, but unpaid, dividends.

The 10% Convertible Preferred Stock may be required to convert into shares of Common Stock at our election if the trading price of the Common Stock meets certain thresholds as set forth in the Restated Certificate of Incorporation. If we fail to meet certain obligations regarding the registration of the 10% Convertible Preferred Stock or certain other matters affecting the10% Convertible Preferred Stock, the holders of the 10% Convertible Preferred Stock may require the Company to redeem such stock.

Preferred Stock

In addition, our Board of Directors is authorized, subject to certain limitations prescribed by law, without further stockholder approval, to issue from time to time up to an aggregate of 998,854 shares of Preferred Stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each such series thereof, including the dividend rights, dividend rates, conversion rights, voting rights and terms of redemption of shares constituting any series or designations of such series. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of holders of any Preferred Stock that may be issued in the future. Issuance of Preferred Stock could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of the outstanding voting stock of the Company.

Warrants

On April 30, 2012, we issued warrants to purchase 20,990,000 shares of Common Stock to certain investors and to the placement agent in connection with a private placement. Each warrant enables the holder to purchase shares of Common Stock at an exercise price of $0.50 per share. The warrants are subject to adjustment in the event we issue shares of Common Stock or other securities convertible into or exchangeable for Common Stock at a price per share which is less than the exercise price and upon other customary terms, and may be exercised at any time during a five-year period beginning on the six-month anniversary of the date of issuance.

Between April 2011 and February 2012, we issued warrants to purchase 1,652,222 shares of Common Stock to purchasers of certain convertible promissory notes. These warrants enable the holders to purchase shares of Common Stock at exercise prices ranging from $.42 to $.61 per share. The warrants are subject to adjustment in the event of certain subdivisions or combinations of our Common Stock, including stock splits and stock dividends, and may be exercised at any time during a five-year period beginning on the date of issuance.

In addition, as of June 11, 2012, warrants to purchase 15,000 shares of our Common Stock were outstanding, at exercise prices ranging from $.52 to $.61 per share and expire through various dates in 2012 and 2013.

Required Stockholder Vote to Approve the Proposal

Approval of this amendment will require the affirmative vote of the holders of a majority of the Common Stock and 10% Convertible Preferred Stock issued and outstanding as of the record date and voting together as a single class. Abstentions and broker non-votes will have the same effect as a vote against the proposal.

Recommendation of our Board of Directors

THE BOARD OF DIRECTORS BELIEVES THE ADOPTION OF THE PROPOSED AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 100,000,000 TO 150,000,000 IS ADVISABLE AND RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSED AMENDMENT.

PROPOSAL NO. 4

PROPOSAL TO AMEND THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE DESCRIPTION OF THE CLASS A CONVERTIBLE PREFERRED STOCK

The Board of Directors has voted to recommend to the stockholders that the Company further amend its Restated Certificate of Incorporation to change to eliminate all references to a Class A Convertible Preferred Stock. The text of the proposed amendment is set forth in Exhibit III to this proxy statement.

The proposed amendment is intended to correct an oversight from an amendment to our Certificate of Incorporation in April 2003. After our Certificate of Incorporation was amended in 2003, the Company had the authority to issue up to 30,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock, the terms of which could be designated by the Board of Directors. Notwithstanding that specific authorization, however, the amendment failed to eliminate the description of the terms of a Class A Convertible Preferred Stock that had been authorized some years earlier in connection with a private placement of securities. No shares of Class A Convertible Preferred Stock are currently issued or outstanding, and no such shares are reserved for issuance. Because the Restated Certificate of Incorporation does not in fact authorize the issuance of such shares, the description of their terms is meaningless and potentially confusing. The proposed amendment would not affect the rights of our stockholders or have any other effect on the Company.

Required Stockholder Vote to Approve the Proposal

Approval of this amendment will require the affirmative vote of the holders of a majority of the Common Stock and 10% Convertible Preferred Stock issued and outstanding as of the record date and voting together as a single class. Abstentions and broker non-votes will have the same effect as a vote against the proposal.

PROPOSAL NO. 5

RATIFICATION OF SELECTION OF AUDITORS

Upon the recommendation of the Audit Committee, the Board of Directors has reappointed Schechter, Dokken, Kanter, Andrews & Selcer, Ltd., to audit our consolidated financial statements for the fiscal year ending September 30, 2012. Schechter, Dokken, Kanter has served as our independent registered public accounting firm since fiscal 2007.

Stockholder ratification of our independent auditors is not required under Delaware law or under our Restated Certificate of Incorporation or By-Laws.

If the stockholders do not ratify the selection of Schechter, Dokken, Kanter as our independent auditors for the fiscal year ending September 30, 2012, our Board of Directors will evaluate what would be in the best interests of our company and our stockholders and consider whether to select new independent auditors for the current fiscal year or whether to wait until the completion of the audit for the current fiscal year before changing independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF ITS SELECTION OF SCHECHTER, DOKKEN, KANTER, ANDREWS & SELCER, LTD. AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2012.

INDEPENDENT PUBLIC ACCOUNTANTS

Audit Fees

The following table shows the aggregate fees that we paid or accrued for the audit and other services provided by Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. for the fiscal years ended September 30, 2011 and September 30, 2010. A representative of Schechter, Dokken, Kanter is expected to attend this year's Annual Meeting, and she will have an opportunity to make a statement if she desires to do so. It is also expected that such representative will be available to respond to appropriate questions.

Type of Service	Amount of Fee for
	Fiscal 2011	Fiscal 2010
Audit Fees	$ 155,915	$ 141,293
Audit-Related Fees	12,171	1,014
Tax Fees	34,363	39,600
All Other Fees	0	0
Total	$ 202,449	$ 181,907

Audit Fees. These fees are for professional services rendered in connection with the audit of our annual financial statements, review of financial statements included in our Form 10-Q Quarterly Reports and services that are customarily provided by independent auditors in connection with statutory and regulatory filings or engagements for the relevant fiscal years.

Audit-Related Fees. These fees are for various accounting consultations.

Tax Fees. These fees are for professional services rendered for tax compliance, tax planning and tax advice. The services for the fees disclosed under this category include tax return preparation, research and technical tax advice.

Pre-Approval Policies and Procedures. The Audit Committee has adopted policies which provide that our independent auditors may only provide those audit and non-audit services that have been pre-approved by the Audit Committee, subject, with respect to non-audit services, to a de minimis exception (discussed below) and to the following additional requirements: (i) such services must not be prohibited under applicable federal securities rules and regulations, and (ii) the Audit Committee must make a determination that such services would be consistent with the principles that the independent auditor should not audit its own work, function as part of management, act as an advocate of our Company, or be a promoter of our Company’s stock or other financial interests. The chairman of the Audit Committee has the authority to grant pre-approvals of permitted non-audit services between meetings, provided that any such pre-approval must be presented to the full Audit Committee at its next scheduled meeting.

During fiscal 2011 and 2010, all of the non-audit services provided by Schechter, Dokken, Kanter were pre-approved by the Audit Committee. Accordingly, the Audit Committee did not rely on the de minimis exception noted above. This exception waives the pre-approval requirements for non-audit services if certain conditions are satisfied, including, among others, that such services are promptly brought to the attention of and approved by the Audit Committee prior to the completion of the audit.

TRANSACTION OF OTHER BUSINESS

Our Board of Directors knows of no other matters which may be brought before the Meeting. If any other matters properly come before the Meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

ADVANCE NOTICE PROCEDURES

Under our By-Laws, nominations for a director may be made only by the Board of Directors, a committee appointed by the Board of Directors, or by a stockholder of record entitled to vote on the election of directors, who is also a stockholder at the record date of the meeting and also on the date of the meeting at which directors are to be elected, who has delivered notice to our principal executive offices (containing certain information specified in the By-laws) (i) not fewer than 60 days nor more than 90 days prior to the anniversary date of the preceding year’s annual meeting, or (ii) if the meeting is called for a date not within 30 days before or after such anniversary date, not later than the close of business on the 10th day following the date notice of such meeting is mailed or made public, whichever is earlier.

Our By-laws also provide that no business may be brought before an annual meeting of stockholders except as specified in the notice of the meeting or as otherwise brought before the meeting by or at the direction of the Board of Directors, the presiding officer or by a stockholder who shall have been a stockholder of record on the record date for such meeting and who shall continue to be entitled to vote thereafter, who has delivered notice to our principal executive offices (containing certain information specified in the By-laws) (i) not fewer than 60 days nor more than 90 days prior to the anniversary date of the preceding year’s annual meeting, or (ii) for a special meeting or an annual meeting called for a date not within 30 days before or after such anniversary date, not later than the close of business on the 10th day following the date notice of such meeting is mailed or made public, whichever is earlier.

These requirements are separate and apart from and in addition to the requirements that a stockholder must meet in order to have a stockholder proposal included in our Proxy Statement under Rule 14a-8 of the Securities Exchange Act of 1934. A copy of the full text of the By-Law provisions discussed above may be obtained by writing to the Corporate Secretary, GreenMan Technologies, Inc, 7 Kimball Lane, Building A, Lynnfield, MA 01940.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the proxy statement to be mailed to all stockholders entitled to vote at our next annual meeting of stockholders must be received at our principal executive offices not later than November 21, 2012. In order to curtail controversy as to the date on which a proposal was received by us, it is suggested that proponents submit their proposals by Certified Mail Return Receipt Requested.

EXPENSES AND SOLICITATION

The cost of solicitation by proxies will be borne by us, in addition to directly soliciting stockholders by mail, we may request banks and brokers to solicit their customers who have our stock registered in the name of the nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by our officers and employees may be made of some stockholders in person or by mail or telephone.

INFORMATION INCORPORATED BY REFERENCE

Our Annual Report, containing financial statements and management’s discussion and analysis of our financial condition and results of operations for the year ended September 30, 2011 is being mailed contemporaneously with this proxy statement to all stockholders entitled to vote, and is incorporated herein by this reference.

EXHIBIT I

TEXT OF PROPOSED AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION

TO CHANGE THE COMPANY’S NAME

RESOLVED:	That Article FIRST of the Restated Certificate of Incorporation of GreenMan Technologies, Inc., as amended to date, be and hereby is further amended to read as follows:

“The name of the corporation is American Power Group Corporation”;

and that, in addition, any and all other references to “GreenMan Technologies, Inc. in the Restated Certificate of Incorporation be and hereby are amended to read “American Power Group Corporation.”

EXHIBIT II

TEXT OF PROPOSED AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

RESOLVED:	That Article FOURTH of the Restated Certificate of Incorporation of GreenMan Technologies, Inc., as amended to date, be and hereby is further amended by deleting the first paragraph thereof and inserting in its place the following:

This corporation is authorized to issue three classes of stock, to be designated, respectively, “Common Stock,” “10% Convertible Preferred Stock” and “Preferred Stock.” The total number of shares this corporation is authorized to issue is One Hundred and Fifty One Million (151,000,000) shares of capital stock. Of such authorized shares, One Hundred Fifty Million (150,000,000) shares shall be designated “Common Stock” and have a par value of $0.01 per share; One Thousand One Hundred Forty-Six (1,146) shares shall be designated “10% Convertible Preferred Stock” and have a par value of $1.00 per share; and Nine Hundred Ninety-Eight Thousand, Eight Hundred Fifty-Four (998,854) shares shall be designated “Preferred Stock” and have a par value of $1.00 per share.

EXHIBIT III

TEXT OF PROPOSED AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE DESCRIPTION OF THE CLASS A CONVERTIBLE PREFERRED STOCK

RESOLVED:	That Article FOURTH of the Restated Certificate of Incorporation of GreenMan Technologies, Inc. , as amended to date, be and hereby is further amended by deleting Part C of such Article in its entirety.

Appendix A – Common Stock

GREENMAN TECHNOLOGIES, INC.

ANNUAL MEETING OF STOCKHOLDERS

July 23, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of GreenMan Technologies, Inc. (the “Company”) hereby appoints Lyle Jensen and Charles E. Coppa, and each of them acting singly, with power of substitution, the attorneys and proxies of the undersigned and authorizes them to represent and vote on behalf of the undersigned, as designated, all of the shares of capital stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on July 23, 2012, and at any adjournment or postponement of such meeting for the purposes identified on the reverse side of this proxy and with discretionary authority as to any other matters that properly come before the Annual Meeting, in accordance with and as described in the Notice of Annual Meeting of Stockholders and Proxy Statement. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If this proxy is returned without direction being given, this proxy will be voted FOR all proposals.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

GREENMAN TECHNOLOGIES, INC.

July 23, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card are available at www.greenman.biz/investor/2012Proxy

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3, 4 and 5.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE X

1. Election of four Directors:

☐For all nominees ☐Withhold authority for all nominees ☐For all except (see instructions below)	Nominees: O Maurice E. Needham O Lew F. Boyd O Kevin Tierney,Sr. O Lyle Jensen

Instructions: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: O

2. Approve an amendment to our Restated Certificate of Incorporation to change the Company’s name from GreenMan Technologies, Inc. to American Power Group Corporation;

For	Against	Abstain
☐	☐	☐

3. Approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our Common Stock from 100,000,000 to 150,000,000;

For	Against	Abstain
☐	☐	☐

4. Approve an amendment to our Restated Certificate of Incorporation to eliminate the description of the Class A Convertible Preferred Stock;

For	Against	Abstain
☐	☐	☐

5. Ratify the selection of the firm of Schechter, Dokken, Kanter, Andrews, & Selcer Ltd. as independent auditors for the fiscal year ending September 30, 2012.

For	Against	Abstain
☐	☐	☐

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

Please check here if you plan to attend the meeting. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Appendix A – 10% Convertible Preferred Stock

GREENMAN TECHNOLOGIES, INC.

ANNUAL MEETING OF STOCKHOLDERS

July 23, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of GreenMan Technologies, Inc. (the “Company”) hereby appoints Lyle Jensen and Charles E. Coppa, and each of them acting singly, with power of substitution, the attorneys and proxies of the undersigned and authorizes them to represent and vote on behalf of the undersigned, as designated, all of the shares of capital stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on July 23, 2012, and at any adjournment or postponement of such meeting for the purposes identified on the reverse side of this proxy and with discretionary authority as to any other matters that properly come before the Annual Meeting, in accordance with and as described in the Notice of Annual Meeting of Stockholders and Proxy Statement. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If this proxy is returned without direction being given, this proxy will be voted FOR all proposals.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

GREENMAN TECHNOLOGIES, INC.

July 23, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card are available at www.greenman.biz/investor/2012Proxy

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 2, 3, 4 and 5.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE X

1. Election of four Directors:

INTENTIONALLY OMITTED

2. Approve an amendment to our Restated Certificate of Incorporation to change the Company’s name from GreenMan Technologies, Inc. to American Power Group Corporation;

For	Against	Abstain
☐	☐	☐

3. Approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our Common Stock from 100,000,000 to 150,000,000;

For	Against	Abstain
☐	☐	☐

4. Approve an amendment to our Restated Certificate of Incorporation to eliminate the description of the Class A Convertible Preferred Stock;

For	Against	Abstain
☐	☐	☐

5. Ratify the selection of the firm of Schechter, Dokken, Kanter, Andrews, & Selcer Ltd. as independent auditors for the fiscal year ending September 30, 2012.

For	Against	Abstain
☐	☐	☐

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

Please check here if you plan to attend the meeting. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.